EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of July 8th, 2011, (this “Agreement”) is entered into by and among KL Energy Corp., a Nevada corporation (the “Company”), and the persons and entities listed on the schedule of investors attached hereto as Schedule I (each, an “Investor” and, collectively, the “Investors”).

RECITALS

A.           On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a secured convertible promissory note in the principal amount set forth in Schedule I hereto.

B.           Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Notes.

(a)  Issuance of Notes.

(i)      At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally agrees to purchase a secured convertible promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto.  The obligations of the Investors to purchase Notes are several and not joint.

(b) Delivery.  The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at the offices of the company’s attorneys at 12.00 noon Pacific time on Friday the  8th of July 2011 (the “Closing Date”).  At the Closing, the Company will deliver to each of the Investors the respective Note to be purchased by such Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”).  Each of the Notes will be registered in such Investor’s name in the Company’s records.  The Closing shall occur only if (i) the aggregate purchase price subscribed by the Investors is no less than $2,500,000 of new funds; and (ii) all of the investors in the Company’s November 2010 convertible note financing have surrendered their original notes for cancellation in exchange for new convertible notes that contain substantially similar terms as the Notes.

(c)  Use of Proceeds.  The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(d)  Payments.  The Company will make all cash payments due under the Notes in immediately available funds by 2:00 p.m. Eastern Standard time on the date such payment is due in the manner and at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address as a Investor or other registered holder of a Note may from time to time direct in writing.

2.      Representations and Warranties of the Company.  The Company represents and warrants to each Investor that:

(a)  Due Incorporation, Qualification, etc.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)  Authority.  The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)  Enforceability.  Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)  Approvals.  No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

3.      Representations and Warranties of Investors.  Each Investor, for that Investor alone, represents and warrants to the Company upon the acquisition of the Note as follows:

(a)  Binding Obligation.  Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Each of this Agreement and the Note issued to such Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)  Securities Law Compliance.  Such Investor has been advised that the Notes and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.  Such Investor is aware that the Company is under no obligation to effect any such registration with respect to the Notes or the underlying securities.  Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.  Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time.  Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c)  Access to Information.  Such Investor acknowledges that the Company has given such Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information required for such Investor to make an informed decision with respect to the purchase of the Notes.

4.      Conditions to Closing of the Investors.  Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a)  Representations and Warranties.  The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)  Governmental Approvals and Filings.  Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)  Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(e)  Transaction Documents.  The Company shall have duly executed and delivered to the Investors the following documents:

(i)      This Agreement;

(ii)     Each Note issued hereunder; and

(iii)    The Security Agreement in the form of Exhibit C hereto (the “Security Agreement”).

5.      Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)  Representations and Warranties.  The representations and warranties made by the Investors in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)  Governmental Approvals and Filings.  Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)  Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d)  Purchase Price.  Each Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by such Investor referenced in Section 1(b) hereof.

6.      Right of First Offer.  The Company hereby grants to each Investor the right of first offer to purchase its pro rata share of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue after the date of this Agreement.  An Investor’s pro rata share, for purposes of this right of first offer, is equal to the ratio of (a) the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities (assuming full conversion of the Note) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Notes), directly or indirectly, held by all of the Investors.

(a)  “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company issued in a private financing, whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include:

(i)      the shares issuable under the Notes;

(ii)     securities issued or issuable to officers, employees, directors, consultants, placement agents, and other service providers of the Company (or any subsidiary) pursuant to stock grants, option plans, purchase plans, agreements or other employee stock incentive programs or arrangements approved by the Board of Directors of the Company;

(iii)    securities issued pursuant to the conversion or exercise of any other outstanding convertible or exercisable securities as of this date of this Agreement;

(iv)    securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act;

(v)     securities issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company;

(vi)    securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors of the Company;

(vii)   securities issued or issuable in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Company;

(viii)  securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company; and

(ix)     any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

(b)  In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same.  Each Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Investor’s pro rata share of such New Securities upon the terms specified in the notice by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased.  If no indication is received by the Company within this 10-day period, then such Investor be deemed to have waived the right of first offer hereunder or otherwise deemed to have elected not to purchase such Investor’s pro rata portion of the New Securities.

(c)  The right of first offer granted under this Agreement shall expire upon the date that is eight (6) months following the Closing Date.

7.      Miscellaneous.

(a)  Waivers and Amendments.  Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investors holding a Majority in Interest.

(b) Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

(c)  Survival.  The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns.  Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)  Registration, Transfer and Replacement of the Notes.  The Notes issuable under this Agreement shall be registered notes.  The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes.  Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)  Assignment by the Company.  The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investors holding a Majority in Interest.

(g)  Entire Agreement.  This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h)  Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to a Investor, at such Investor’s address or facsimile number set forth in the Investors Details attached as Schedule I, or at such other address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 306 East St. Joseph Street, Suite 200, Rapid City, South Dakota 57701, or at such other address or facsimile number as the Company shall have furnished to the Investors in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)  Separability of Agreements; Severability of this Agreement.  The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale.  Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors.  Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)  Expenses.  The Investors and the Company shall each bear their own legal and other expenses with respect to the transactions contemplated by this Agreement.

(k)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

KL ENERGY CORP.
a Nevada corporation

By:	/s/ Peter Gross

Peter Gross
President and Chief Executive Officer

INVESTOR:

/s/ Deutsche Bank Nominees (Jersey) Limited - 348517

add blue Consultoria Ltda.
/s/ Peter Gross
Director

/s/ Pierre (Pedro) de Boeck

/s/ Etienne Denoel

Banque Heritage
/s/ Joseph Lang & Dominique Aebl
Director & Associate Director

[Signature page for Note Purchase Agreement]

SCHEDULE I

INVESTOR DETAILS

NOTE
INVESTOR NAME	AMOUNT
Deutsche Bank Nominees (Jersey) Limited - 348517	1,500,000
Banque Heritage	500,000
Etienne Denoel	250,000
add blue Consultoria Ltda.	100,000
Pierre (Pedro) de Boeck	100,000
Other investors	300,000
$2,750,000

I-1

Exhibit A

FORM OF NOTE

(See attached)

Exhibit B

FORM OF SECURITY AGREEMENT

(See attached)